EXHIBIT 21

SUBSIDIARIES OF OWENS-ILLINOIS, INC.

        Owens-Illinois, Inc. had the following subsidiaries at December 31, 2010 (subsidiaries are indented following their respective parent companies):

Name	State/Country of Incorporation or Organization
Owens-Illinois Group, Inc.	Delaware
OI General Finance Inc.	Delaware
OI General FTS Inc.	Delaware
OI Castalia STS Inc.	Delaware
OI Levis Park STS Inc.	Delaware
Owens-Illinois General Inc.	Delaware
Owens Insurance, Ltd.	Bermuda
Universal Materials, Inc.	Ohio
Sovereign Air, L.L.C.	Delaware
OI Advisors, Inc.	Delaware
OI Securities, Inc.	Delaware
OI Transfer, Inc.	Delaware
Maumee Air Associates Inc.	Delaware
OI Australia Inc.	Delaware
Continental PET Holdings Pty. Ltd.	Australia
ACI America Holdings Inc.	Delaware
ACI Ventures, Inc.	Delaware
Owens-Brockway Packaging, Inc.	Delaware
Owens-Brockway Glass Container Inc.	Delaware
Brockway Realty Corporation	Pennsylvania
NHW Auburn, LLC	Delaware
OI Auburn Inc.	Delaware
SeaGate, Inc.	Ohio
SeaGate II, Inc.	Delaware
SeaGate III, Inc.	Delaware
OIB Produvisa Inc.	Delaware
OI California Containers Inc.	Delaware
OI Puerto Rico STS Inc.	Delaware
O-I Caribbean Sales & Distibution Inc.	Delaware
O-I US Procurement Company, Inc.	Delaware
Bolivian Investments, Inc.	Delaware
Fabrica Boliviana de Vidrios S.A.	Bolivia
OI International Holdings Inc.	Delaware
O-I Holding LLC	Delaware
OI Global C.V.	Netherlands
OI Hungary LLC	Delaware
O-I Manufacturing Hungary Limited	Hungary
OI Ecuador STS LLC	Delaware
Cristaleria del Ecuador, S. A.	Ecuador
OI European Group B.V.	Netherlands
Owens-Illinois (Australia) Pty Ltd	Australia
ACI Packaging Services Pty Ltd	Australia
ACI Technical Services Pty. Ltd.	Australia
ACI Operations Pty Ltd	Australia

Name	State/Country of Incorporation or Organization
ACI Plastics Packaging (Thailand) Ltd.	Thailand
Australian Consolidated Industries Pty. Ltd.	Australia
ACI International Pty Ltd	Australia
OI Andover Group Inc.	Delaware
The Andover Group, Inc.	Delaware
ACI Glass Packaging Penrith Pty Ltd	Australia
PT Kangar Consolidated Industries	Indonesia
Owens-Illinois (NZ) Limited	New Zealand
ACI Operations NZ Limited	New Zealand
OI China LLC	Delaware
Wuhan Owens Glass Container Company Limited	China
Owens-Illinois (HK) Limited	Hong Kong
ACI Guangdong Limited	Hong Kong
ACI Guangdong Glass Company Limited	China
ACI Shanghai Limited	Hong Kong
ACI Shanghai Glass Company Limited	China
ACI Tianjin Limited	Hong Kong
ACI Tianjin Mould Company Limited	China
Owens-Illinois Services H.K. Limited	Hong Kong
ACI Beijing Limited	Hong Kong
OI Tianjin Glass Co. Ltd.	China
Cangzhou Cangshun Industry Co Ltd	China
Cangzhou Cangshun Plastic Production Co Ltd	China
Hebei Rixin Glass Group Co. Ltd	China
O-I (Shanghai) Management Co Ltd.	China
O-I Zhaoqing Glass Co. Ltd.	China
O-I Sihui Glass Recycling Co. Ltd.	China
ACI Finance Pty. Ltd.	Australia
O-I Birmingham Machine Assembly Limited	United Kingdom
O-I Asia-Pacific Holdings	Mauritius
O-I Trading (Shanghai) Company Ltd.	China
O-I Europe Sarl	Switzerland
O-I Sales and Distribution Netherlands B.V.	Netherlands
O-I Sales and Distribution Germany GmbH	Germany
O-I Sales and Distribution Italy S.r.l.	Italy
O-I Sales and Distribution UK Limited.	United Kingdom
O-I Sales and Distribution Poland Z.o.o.	Poland
UGG Holdings Ltd.	United Kingdom
O-I Overseas Management Company Ltd.	Delaware
United Glass Group Ltd.	United Kingdom
British Glass Recycling Company Ltd.	United Kingdom
O-I Manufacturing (UK) Limited	United Kingdom
OI Italia S.r.l.	Italy
Sonator Investments B.V.	Netherlands
O-I Sales and Distribution Spain SL	Spain
O-I Manufacturing Holdings Spain SL	Spain
Vidrieria Rovira, S. L.	Spain
OI Spanish Holdings B.V.	Netherlands
Owens-Illinois Peru S. A.	Peru
O-I Manufacturing Poland S.A.	Poland
Zanotti Vetro S.p.A.	Italy

Name	State/Country of Incorporation or Organization
O-I Manufacturing Italy S.p.A.	Italy
O-I Manufacturing Czech Republic A.S.	Czech Republic
O-I Sales and Distribution Czech Republic s.r.o.	Czech Republic
San Domenico Vetraria S.r.l.	Italy
OI Napoli Stampi S.r.l.	Italy
O-I Manufacturing Netherlands B.V.	Netherlands
Veglarec B.V.	Netherlands
O-I Europe SAS	France
O-I Manufacturing France SAS	France
O-I Sales and Distribution France SAS	France
Atlantique Emballage Sarl	France
Verdome Exploitation SA	France
SCI Le Mourtis	France
Fiaver SARL	France
Prover SAS	France
O-I Glasspack Beteiligungs & Verwaltungsgesellschaft GmbH	Germany
O-I Glasspack Verwaltungs GmbH	Germany
OI Glasspack GmbH & Co. KG	Germany
Gebruder Stoevesandt
Vertriebsgellschaft GmbH	Germany
OI Canada Holdings B.V.	Netherlands
O-I Canada Corp.	Canada
Manufacturera de Vidrios Planos, C.A.	Venezuela
Owens-Illinois de Venezuela, C. A.	Venezuela
Fabrica de Vidrio Los Andes, C. A.	Venezuela
CMC S.A.	Colombia
Cristaleria Peldar, S.A.	Colombia
Cristar S.A.	Colombia
Industria de Materias Primas S.A.	Colombia
Vidrieria Fenicia	Colombia
Glass Crafts S.A.	Colombia
Owens-Illinois America Latina Administracao Ltda.	Brazil
Companhia Industrial Sao Paulo e Rio	Brazil
Owens-Illinois do Brasil S.A.	Brazil
Industria, Comercio e Administracao ICAL SA	Brazil
Companhia Industrial de Vidros SA (CIV)	Brazil
Owens-Illinois do Brasil Industria e Comercio S.A.	Brazil
Cisper da Amazonia S.A.	Brazil
Mineracao Silminas Ltda.	Brazil
Mineracao Descalvado Ltda.	Brazil
OI Finnish Holdings Oy	Finland
O-I Manufacturing Finland Oy	Finland
O-I Sales and Distribution LT	Lithuania
O-I Production Estonia AS	Estonia
O-I Sales and Distribution Estonia OU	Estonia
O-I GMEC Lurin srl	Peru
O-I Jaroslaw Machine Service Center	Poland
Cristalerias Rosario SA	Argentina